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                                                                 Exhibit 10.11

                                 Promissory Note
                                 ---------------

FOR VALUE RECEIVED, ----------- (the "Borrower") hereby promises to pay to LANDSTAR SYSTEM HOLDINGS, INC. (the "Lender") the sum of ------------DOLLARS ($xx,xxx.xx) (the "Loan") on --------, plus interest on the unpaid principal balance hereof from --------- at the annual rate of seven and a half percent (7.5%). Principal and interest shall be payable on the first, second, third, fourth, and fifth anniversary of the Loan commencing -------------.

Principal and interest on the Loan will be forgiven over a five-year period commencing on the first anniversary of the Loan as follows: On ------ of each of the years 20xx, 20xx, 20xx, 20xx, and 20xx, the Lender will forgive TEN THOUSAND DOLLARS ($10,000.00) of the Loan and any interest accrued to date; provided, that on each such date the Borrower shall be employed by the Lender or any one of its affiliates.

In the event the Borrower ceases to be employed by the Lender or any of its affiliates of his own volition, none of the remaining unpaid and unforgiven principal balance of the Loan, together with any accrued unforgiven and unpaid interest, shall be forgiven and the same shall become due and payable upon the 11th day following such date of termination. In the event the Borrower is terminated by the Lender or any of its affiliates for any reason other than for fraud, all of the remaining unpaid and unforgiven principal balance of the Loan, together with any accrued unforgiven and unpaid interest then due, shall be forgiven on the date of such termination. The state and federal income tax consequences of any principal and interest Loan forgiveness provided for herein shall be fully protected by the Lender in favor of the Borrower in any lawful manner which is permitted or authorized by local, state, or federal income tax laws including FICA, FUTA, and related employee tax deductions. Nothing herein is intended to create an employment agreement or to restrict the Lender's right to terminate the employment of the Borrower at any time.

The Borrower gives up the right to require that the Lender do the following: (a) demand payment (called "presentment"); (b) notify the Borrower of non-payment (called "protest"). The Lender may exercise any right under this Note, or any law, even if the Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that Borrower is in default by making payments or incurring expenses on Borrowers' behalf.

The Loan (i) may not be assigned by the Borrower without the written consent of the Lender, (ii) is binding upon the Borrower's successors and heirs, and (iii) shall be governed by and construed in accordance with the laws of the state of Florida.

The Lender may, on notice to the Borrower, convey its interest on the Loan to any entity in which the Lender has an equity interest, in which case reference herein to "Lender" shall be deemed to refer to such entity.

IN WITNESS WHEREOF, the undersigned has executed this Note on the --- day of ----.

                                                           BORROWER


                                                           ------------------
                                                           Typed Name:

State of --------------
County of -------------

Signed and sworn to before me, a notary public, this ---day of --------- 20xx

---------------------------
Notary


ACKNOWLEDGED AND AGREED:

Landstar System Holdings, Inc.

By: -----------------------
Name:    Robert C. LaRose
Title:   Vice President - Finance and Treasurer
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